Exhibit 99.3
Etsy Announces Pricing of
$1.0 Billion of Convertible Senior Notes Offering
BROOKLYN, N.Y., June 9, 2021—Etsy, Inc. (Nasdaq: ETSY), which operates two-sided online marketplaces that connect millions of passionate and creative buyers and sellers around the world, today announced the pricing of $1.0 billion aggregate principal amount of 0.25% convertible senior notes due 2028 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The sale of the notes is expected to close on June 11, 2021, subject to customary closing conditions.
The notes will be general unsecured obligations of Etsy and will accrue interest payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2021, at a rate of 0.25% per year. The notes will mature on June 15, 2028, unless earlier converted, redeemed or repurchased. The initial conversion rate will be 4.0518 shares of Etsy’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $246.80 per share). The initial conversion price of the notes represents a premium of approximately 45.0% over the last reported sale price of Etsy’s common stock on June 8, 2021. The notes will be convertible into cash, shares of Etsy’s common stock or a combination of cash and shares of Etsy’s common stock, at Etsy’s election.
Etsy may redeem for cash all or (subject to certain limitations) any portion of the notes, at its option, on or after June 20, 2025 if the last reported sale price of Etsy’s common stock has been at least 130% of the conversion price of the notes then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Etsy provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Etsy provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
If Etsy undergoes a “Fundamental Change” (as defined in the indenture governing the notes), subject to certain conditions and limited exceptions, holders of the notes may require Etsy to repurchase for cash all or any portion of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the notes or if Etsy delivers a notice of redemption in respect of the notes, Etsy will, in certain circumstances, increase the conversion rate of the notes for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption in connection with such notice of redemption, as the case may be.
Etsy estimates that the net proceeds from the offering will be approximately $986.7 million, after deducting the initial purchasers’ discount and estimated offering expenses payable by Etsy. Etsy expects to use a portion of the net proceeds from the offering to pay the cost of the capped call transactions described below and to repurchase shares of Etsy’s common stock as described below. Etsy intends to use the remainder of the net proceeds from the offering for general corporate purposes, which may include other repurchases of Etsy’s common stock from time to time under Etsy’s existing stock repurchase program or any future stock repurchase program, working capital, operating expenses and capital expenditures.
In connection with the pricing of the notes, Etsy entered into capped call transactions with one of the initial purchasers and other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce potential dilution to Etsy’s common stock upon any conversion of notes and/or offset any cash payments Etsy is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap initially equal to $340.42 (which represents a premium of 100.0% over the last reported sale price of Etsy’s common stock on June 8, 2021).
In connection with establishing their initial hedges of the capped call transactions, Etsy has been advised that the option counterparties or their respective affiliates will enter into various derivative transactions with respect to Etsy’s common stock concurrently with or shortly after the pricing of the notes and/or purchase shares of Etsy’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Etsy’s common stock or the notes at that time.
In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Etsy’s common stock and/or purchasing or selling Etsy’s common stock or other securities of Etsy in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of Etsy’s common stock or the notes, which could affect a noteholder’s ability to convert its notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that a noteholder will receive upon conversion of its notes.
In addition, if any such capped call transactions fail to become effective, whether or not this offering of notes is completed, the option counterparties or their respective affiliates may unwind their hedge positions with respect to Etsy’s common stock, which could adversely affect the value of Etsy’s common stock and, if the notes have been issued, the value of the notes.
Neither the notes, nor any shares of Etsy’s common stock issuable upon conversion of the notes have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

Etsy expects to use a portion of the proceeds of the offering to repurchase approximately $180.0 million of Etsy’s common stock concurrently with the pricing of the offering in privately negotiated transactions effected through one of the initial purchasers or its affiliates. Etsy expects to repurchase such shares from purchasers of the notes in the offering at a purchase price per share equal to $170.21 (the closing price per share of Etsy’s common stock on June 8, 2021). In addition, following this offering Etsy may repurchase additional shares of its common stock pursuant to its existing stock repurchase program. These repurchases could increase (or reduce the size of any decrease in) the market price of Etsy’s common stock or the notes. In the case of repurchases effected concurrently with this offering, this activity could have affected the market price of Etsy’s common stock prior to, concurrently with or shortly after the pricing of the notes, and could have resulted in a higher effective conversion price for the notes.
This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.
About Etsy
Etsy, Inc. operates two-sided online marketplaces that connect millions of passionate and creative buyers and sellers around the world. Our primary marketplace, Etsy.com, is the global destination for unique and creative goods. Buyers come to Etsy to be inspired and delighted by items that are crafted and curated by creative entrepreneurs. For sellers, we offer a range of tools and services that address key business needs. In addition, Etsy, Inc. owns Reverb, a leading global online marketplace dedicated to buying and selling new, used and vintage musical instruments.
Etsy’s mission is to keep commerce human, and we're committed to using the power of business to strengthen communities and empower people. Our company was founded in 2005 and is headquartered in Brooklyn, New York.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements concerning the expected closing of the offering, the capped call transactions and the share repurchases, the anticipated use of proceeds from the offering, the timing or amount of any repurchases of common stock by Etsy and the potential impact of the foregoing or related transactions on dilution to holders of Etsy’s common stock or the market price of Etsy’s common stock or the notes. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “enables,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will,” or similar expressions and the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that Etsy expects. These risks and uncertainties include market risks, trends and conditions. These risks and uncertainties are more fully described in Etsy’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in Etsy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and subsequent reports that Etsy files with the Securities and Exchange Commission. In light of these risks, you should not place undue reliance on such forward-looking statements. Forward-looking statements represent Etsy’s beliefs and assumptions only as of the date of this press release. Etsy disclaims any obligation to update forward-looking statements.
Investor Relations Contact:
Deb Wasser, Vice President, Investor Relations and ESG Engagement
ir@etsy.com
or
Gabriel Ratcliff, Director, Investor Relations
ir@etsy.com
Media Relations Contact:
Kelly Clausen, Senior Director, Partnerships and Communications
press@etsy.com